UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 10, 2020

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-10435	06-0633559
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

ONE LACEY PLACE, SOUTHPORT, connecticut 06890

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement with Christopher J. Killoy

On November 10, 2020, Sturm, Ruger & Company, Inc. (the “Company”) entered into an Amended and Restated Agreement (the “Killoy Agreement”) with Christopher J. Killoy (“Killoy”), the Chief Executive Officer of the Company.

The Killoy Agreement provides for (i) Killoy to continue to serve as Chief Executive Officer of the Company until the 2025 Annual Meeting of the Company’s stockholders, and to resign from such position on such date, (ii) Killoy to provide certain consulting, advisory and other services to the Company following such resignation until December 31, 2026, (iii) the Company to compensate Killoy for such services at the rate of $500,000 per annum, (iv) the continued vesting of Killoy’s restricted stock unit awards as if Killoy remained employed as the CEO of the Company and (v) a prohibition against Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Killoy Agreement.

The foregoing description of the Killoy Agreement is qualified in its entirety by reference to the complete terms and conditions of the Killoy Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Compensatory Arrangements of Certain Officers

Reference is made to the Killoy Agreement described under Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated as of November 10, 2020 by and between Sturm, Ruger, & Co., Inc. and Christopher J. Killoy.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

	By:	/S/ THOMAS A. DINEEN
		Name:	Thomas A. Dineen
		Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: November 12, 2020

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